SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 3, 2004
Date of Report (Date of earliest event reported)

Commission File Number 000-18296

ENVIRONMENTAL MONITORING AND TESTING CORPORATION
(Exact name of small business issuer as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	62-1265486 (IRS Employer Identification No.)

6767 West Tropicana Avenue, Suite 203
Las Vegas, Nevada  89103
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING (ZIP CODE)

(702) 248-1061
Registrant's telephone number, including area code

ITEM 4.          CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

The Registrant has appointed Bagell, Josephs & Company, LLC (“Bagell Josephs”) as its new independent public accountant and Margolies, Fink and Wichrowski has resigned as its independent public accountant pursuant to a letter dated June 3, 2004 sent to the Chief Accountant at of the Commission.

The Registrant is awaiting both letters from auditors.  Upon receipt, Registrant will file an amended Form 8-K/A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL MONITORING AND TESTING CORPORATION
Dated: June 29, 2004	By:/s/Dan Lee Dan Lee, President